UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Astrotech Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Proxy Statement

Notice of Annual Meeting of Stockholders

for the fiscal year ended June 30, 2022

Tuesday, November 15, 2022

9:00 a.m. (Central Time)

2105 Donley Drive, Suite 100

Austin, Texas 78758

Thomas B. Pickens III

Director Since: 2004
Age: 65
Board Committees:
Chairman of the Board

Daniel T. Russler, Jr.	Tom Wilkinson	Jim Becker

Director Since: 2011	Director Since: 2018	Director Since: 2022
Age: 59	Age: 52	Age: 52
Board Committees: Audit, Compensation, and Corporate	Board Committees: Audit (Chair), Compensation (Chair),	Board Committees: Audit, Compensation, and Corporate
Governance and Nominating (Chair)	and Corporate Governance and Nominating	Governance and Nominating
Lead Independent Director

Jaime Hinojosa

With Company Since: 2015
Age: 40
Chief Financial Officer,
Treasurer, and Secretary

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION,

DATED SEPTEMBER 15, 2022

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September __, 2022

To the Stockholders of Astrotech Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders for the fiscal year ended June 30, 2022 (the “Annual Meeting”) for Astrotech Corporation, a Delaware corporation (the “Company” or “Astrotech”), to be held at 2105 Donley Drive, Suite 100, Austin, Texas 78758 on November 15, 2022, at 9:00 a.m. (Central time). Information about the Annual Meeting, the nominees for directors, and the proposals to be considered are presented in this Notice of Annual Meeting (the “Notice of Annual Meeting”) and the Proxy Statement (the “Proxy Statement”) on the following pages. At the meeting you will be asked:

i.	To elect four director nominees to serve as directors until the 2023 annual meeting of stockholders (the “2023 Annual Meeting”);

ii.	To ratify the appointment of Armanino LLP as our Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2023;

iii.

To approve an amendment to the Company’s Certificate of Incorporation (the “Charter”), as amended, to (a) authorize our Board of Directors (the “Board”) to effect, in its discretion prior to December 31, 2022, a reverse stock split of all of our issued and outstanding common stock, par value $0.001 per share, at a specific ratio, ranging from one-for-five (1:5) to one-for-thirty (1:30) (the “Approved Split Ratios”), with the timing and ratio to be determined by the Board if effected (the “Reverse Split”), and (b) approve a corresponding amendment to the Company’s Charter (the “Reverse Split Charter Amendment”), in substantially the form attached to this proxy statement as Appendix A, to effect the Reverse Split;

iv.

To approve a proposal to grant discretionary authority to the Chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 3; and

v.	to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

The Board has approved these proposals and the Company urges you to vote in favor of these proposals and such other matters as may be submitted to you for a vote at the Annual Meeting. The Board has fixed the close of business on _____, 2022 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

If you are receiving this by mail, this Notice of Annual Meeting, the Proxy Statement, the accompanying proxy card and the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2022 (the “Form 10-K”) are enclosed. As permitted by the “Notice and Access” rules of the Securities and Exchange Commission (the “SEC”), on or about ____, 2022, we will mail to our stockholders receiving the proxy materials electronically a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Notice of Annual Meeting, our Proxy Statement, proxy card and our Form 10-K on the internet. Voting can be completed by returning the proxy card, by telephone at 1-888-457-2959 or online at www.proxyvoting.com/ASTC. Only your latest-dated proxy card will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this Proxy Statement. Further detail can be found on the proxy card and in the “Voting of Proxies” section included below.

Important notice regarding the availability of proxy materials of the Annual Meeting to be held on November 15, 2022. This Notice of Annual Meeting, Proxy Statement, proxy card, and Form 10-K are available at www.astrotechcorp.com under the heading “Investors.”

Thank you for your assistance in voting your shares promptly.

By Order of the Board of Directors,
/s/ Jaime Hinojosa
Jaime Hinojosa Chief Financial Officer, Treasurer and Secretary Austin, Texas

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE
MEETING, PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN
THE ENCLOSED ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT
THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH
TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished to holders of Astrotech’s common stock, $0.001 par value per share (“Common Stock”), as of the record date _____, 2022 in connection with the solicitation by the Board of Astrotech of proxies to be voted at the Annual Meeting to be held on November 15, 2022, at 9:00 a.m. (Central time) at 2105 Donley Drive, Suite 100, Austin, Texas 78758. This Proxy Statement, the accompanying proxy card, and the Form 10-K are being distributed to stockholders on or about _____, 2022.

At the Annual Meeting you will be asked:

i.	To elect four director nominees to serve as directors until the 2023 Annual Meeting;

ii.	To ratify the appointment of Armanino LLP as our Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2023;

iii.

To approve an amendment to the Company’s Charter to (a) authorize our Board to effect, in its discretion prior to December 31, 2022, a reverse stock split of all of our issued and outstanding common stock, par value $0.001 per share, at the Approved Split Ratios with the timing and ratio to be determined by the Board if effected, and (b) approve a corresponding Reverse Split Charter Amendment, in substantially the form attached to this proxy statement as Appendix A, to effect the Reverse Split;

iv.

To approve a proposal to grant discretionary authority to the Chairman of the Annual Meeting to adjourn the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal 3; and

v.	to transact such other business as may properly come before the Annual Meeting and any related adjournments or postponements.

Internet Availability of Proxy Materials

Astrotech is making these materials available to its stockholders via the internet. On or about ____, 2022, we will mail to our stockholders receiving the proxy materials electronically a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our Notice of Annual Meeting, our Proxy Statement, proxy card and our Form 10-K on the internet. The Notice of Annual Meeting, Proxy Statement, proxy card and Form 10-K are available free of charge at www.astrotechcorp.com under the heading “For Investors.”

Record Date and Voting Securities

The Board has fixed the close of business on _____, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were _____ shares of Common Stock outstanding, which includes _____ shares of restricted stock with voting rights. Holders of Common Stock and restricted stock with voting rights are entitled to notice of the Annual Meeting and to one vote per share of Common Stock owned and restricted stock with voting rights granted at the Annual Meeting as of the record date. No stockholder will be allowed to cumulate votes.

Revocation of Proxies

Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. Revocation of a proxy is effective when the Secretary of the Company receives either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

How to Vote

Because many Astrotech stockholders are unable to attend the Annual Meeting, the Board solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the Annual Meeting as set forth in this Proxy Statement. Stockholders are urged to carefully read the material in this Proxy Statement and vote through one of the following methods:

i.	Fully completing, signing, dating and timely returning the proxy card by mail in the postage paid envelope enclosed with the proxy materials;
ii.	Calling 1-888-457-2959 and following the instructions provided on the phone line; or
iii.	Accessing the internet voting site at www.proxyvoting.com/ASTC and following the instructions provided on the website.

Please keep your proxy card with you when voting via the telephone or internet. All votes via the telephone or internet must be submitted by 11:59 p.m. (Eastern time) on November 14, 2022 in order to be counted. Each proxy card that is (i) properly executed, (ii) timely received by the Company before or at the Annual Meeting, and (iii) not properly revoked by the stockholder pursuant to the instructions above will be voted in accordance with the directions specified on the proxy and otherwise in accordance with the judgment of the persons designated therein as proxies. If no choice is specified and the proxy is properly signed and returned, the shares will be voted by the Board appointed proxy in accordance with the recommendations of the Board.

Beneficial owners, who own shares through a broker-dealer or other financial institution can vote by returning the voting instruction form or by following the instructions for voting via telephone or the internet provided by the broker-dealer or other financial institution. If you own shares in multiple accounts or in more than one name, you may receive multiple sets of proxy material. Please vote all your shares.

The Board has appointed Mr. Thomas B. Pickens III, our Chief Executive Officer and Chairman of the Board, and Mr. Jaime Hinojosa, our Chief Financial Officer, to serve as proxies to vote your shares in accordance with the instructions you submit.

Quorum

The holders of at least one-third of all of the issued and outstanding shares of stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum.

Vote Required for Director Elections

The election of the four directors requires the vote of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon (meaning that the director nominees who receive the highest number of shares voted “for” their election are elected). As a result, withhold votes and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal since only votes “For” a nominee will be counted.

Vote Required for Auditor Ratification

The ratification of the appointment of Armanino LLP as our Independent Registered Public Accounting Firm for the 2023 fiscal year requires the affirmative vote of a majority of the total votes cast at the Annual Meeting by the holders of Common Stock. As a result, abstentions , if any, will not affect the outcome of the vote on this proposal.

Vote Required to Approve the Reverse Split

The approval of an amendment to our Charter to (a) authorize our Board to effect, in its discretion prior to December 31, 2022, a reverse stock split of all of our issued and outstanding common stock, par value $0.001 per share, at the Approved Split Ratios with the timing and ratio to be determined by the Board if effected, and (b) approve a corresponding Reverse Split Charter Amendment, in substantially the form attached to this proxy statement as Appendix A, requires the affirmative vote of at least a majority of our issued and outstanding shares of Common Stock entitled to vote thereon. As a result, abstentions, if any, will have the effect of a vote AGAINST this proposal. Accordingly, it is very important that beneficial owners instruct their brokers how they wish to vote their shares.

Vote Required for Adjournment

The approval of the adjournment of the Annual Meeting to a later date, if necessary, requires the affirmative vote of a majority of the total votes cast at the Annual Meeting by the holders of Common Stock. As a result, abstentions, if any, will not affect the outcome of the vote on this proposal.

Method of Tabulation and Broker Voting

One or more inspectors of election appointed for the Annual Meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

What are “broker non-votes”?

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a voter instruction card from the organization that holds your shares and follow the instructions included therein regarding how to instruct the organization to vote your shares. Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange unless they have received voting instructions from their customers. A broker “non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

Under the applicable rules governing such brokers, we believe the election of directors (Proposal No. 1) is not likely to be considered a “routine” matter. This means brokers may not be permitted to vote on this matter if the broker has not received instructions from the beneficial owner. We believe the ratification of our independent registered public accounting firm (Proposal No. 2), the amendment to our Charter (Proposal No. 3), and the approval of the adjournment of the Annual Meeting to a later date, if necessary (Proposal No. 4), are likely to be considered “routine” matters, and hence your brokerage firm may be able to vote on Proposals No. 2, 3, and 4 even if it does not receive instructions from you, so long as it holds your shares in its name. Broker non-votes may not be present on Proposals No. 2, 3, and 4; however, if the approval of Proposals No. 2, 3, or 4 is deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote on such proposals if the broker has not received instructions from the beneficial owner. Accordingly, it is very important that beneficial owners instruct their brokers how they wish to vote their shares.

Form 10-K

If you are receiving this by mail, the Form 10-K is being mailed to you with this Proxy Statement. As permitted by the “Notice and Access” rules of the SEC, we are also making the Notice of Annual Meeting, Proxy Statement, the proxy card, and our Form 10-K available to shareholders electronically via the internet at www.astrotechcorp.com under the heading “Investors.” The Form 10-K and other periodic reports of the Company are also available through the SEC’s website at www.sec.gov and the Company’s website at www.astrotechcorp.com under the heading “Investors.” Stockholders may obtain, without charge, additional copies of the Company’s Form 10-K. For copies, please contact Investor Relations at IR@astrotechcorp.com or at the address of the Company’s principal executive office: Astrotech Corporation, 2105 Donley Drive, Suite 100, Austin, Texas 78758. The references to our or other websites in this proxy statement are inactive textual references only. The information on our or other websites is not incorporated by reference into this proxy statement.

Results of the Vote

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at the time of filing the Form 8-K. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at www.astrotechcorp.com. Also, the referenced Form 8-K, any amendments thereto and other reports we file with the SEC are available to you over the internet at the SEC’s website at www.sec.gov.

List of Stockholders

A complete list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at our offices, 2105 Donley Drive, Suite 100, Austin, Texas, 78758. Such list will also be available at the Annual Meeting and may be inspected by any stockholder who is present.

CORPORATE GOVERNANCE

The Company’s business affairs are managed under the direction of our Board in accordance with the Delaware General Corporation Law and the Charter and Bylaws of the Company. The role of the Board is to effectively govern the affairs of the Company for the benefit of the Company’s stockholders and to ensure that Astrotech’s activities are conducted in a responsible and ethical manner. The Board strives to ensure the success of the Company through the appointment of qualified management, which regularly keeps members of the Board informed regarding the Company’s business and industry. The Board is committed to the maintenance of sound corporate governance principles.

The Company operates under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies which are available on the Company’s website at www.astrotechcorp.com under the heading “Investors.” These include the following:

●	Code of Ethics and Business Conduct
●	Code of Ethics for Senior Financial Officers
●	Shareholder Communications with Directors Policy
●	Complaint and Reporting Procedures for Accounting and Auditing Matters
●	Audit Committee Charter
●	Compensation Committee Charter
●	Corporate Governance and Nominating Committee Charter

Code of Ethics and Business Conduct

The Company’s Code of Ethics and Business Conduct applies to all directors, officers, and employees of Astrotech. The key principles of this code include acting legally and ethically, speaking up, getting advice, and dealing fairly with the Company’s stockholders. The Code of Ethics and Business Conduct is available on the Company’s website at www.astrotechcorp.com under the heading “Investors” and a copy is available to the Company’s stockholders upon request. The Code of Ethics and Business Conduct meets the requirements for a “Code of Conduct” under Nasdaq rules.

Code of Ethics for Senior Financial Officers

The Company’s Code of Ethics for Senior Financial Officers applies to the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and Controller. The key principles of this Code include acting legally and ethically, promoting honest business conduct, and providing timely and meaningful financial disclosures to the Company’s stockholders. The Code of Ethics for Senior Financial Professionals is available on the Company’s website at www.astrotechcorp.com under the heading “Investors” and a copy is available to the Company’s stockholders upon request. The Code of Ethics for Senior Financial Professionals meets the requirements of a “Code of Ethics” under SEC rules.

Shareholder Communications with Directors Policy

The Company’s Shareholder Communications with Directors Policy provides a medium for stockholders to communicate with the Board. Under this policy, stockholders may communicate with the Board or specific Board members by sending a letter to Astrotech Corporation, Shareholder Communications with the Board of Directors, Attn: Secretary, 2105 Donley Drive, Suite 100, Austin, Texas 78758. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.

Complaint and Reporting Procedures for Accounting and Auditing Matters

The Company’s Complaint and Reporting Procedures for Accounting and Auditing Matters provide for the (i) receipt, retention, and treatment of complaints, reports, and concerns regarding accounting, internal accounting controls, or auditing matters and (ii) confidential, anonymous submission of complaints, reports, and concerns by employees regarding questionable accounting or auditing matters. Complaints may be made to a toll-free independent “Integrity Helpline” telephone number and to a dedicated e-mail address. Complaints received are logged by the Company’s legal counsel, communicated to the Company’s Audit Committee, and investigated under the direction of the Company’s Audit Committee. In accordance with Section 806 of the Sarbanes-Oxley Act of 2002, these procedures prohibit the Company from taking adverse action against any person submitting a good faith complaint, report, or concern.

The Board of Directors Role in Risk Oversight

The Board has determined that the combined role of Chairman and CEO is appropriate for the Company as it promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company’s strategy and business plans. This structure also avoids the added costs and inefficiencies that would result by mandating an independent Chairman. The Board believes that the governance structure allows the Board to effectively work with the combined role of Chairman and CEO.

At the selection of the Board, Mr. Wilkinson serves as lead independent director (the “Lead Director”). The Lead Director acts as a key liaison with the CEO and assists the Chairman in setting the Board agenda, chairs executive sessions of the Board, identifies and reviews strategic opportunities, and communicates Board member feedback to the CEO. The Board believes this approach appropriately and effectively complements the combined role of Chairman and CEO.

The Board strives to balance the risk and return ratio for all Astrotech stockholders. In doing so, management maintains regular communication with the Board, both on a formal and informal basis. This includes conversations on the state of the business, the industry, and the overall economic environment with Astrotech management during formal Board meetings, formal Committee meetings, and in more frequent informal conversations. Additionally, the Board utilizes its committees to consider specific topics which require further focus, skill sets, and/or independence. The Audit Committee coordinates the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures, and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Corporate Governance and Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the Board’s organization, membership and structure, succession planning for directors, and corporate governance.

Board of Directors

The Board held a total of eight meetings during fiscal year 2022 and acted 13 times by written consent. All of our directors are expected to attend each meeting of our Board and the committees on which they serve and are encouraged to attend annual stockholder meetings, to the extent reasonably possible. All directors attended 88% of the aggregate of the meetings of our Board and committees on which they served in fiscal year 2022 held during the period in which they served as directors. All directors attended our 2021 annual meeting of stockholders (the “2021 Annual Meeting”), except for one director who was unable to attend due to an illness.

Committees of the Board of Directors

During fiscal year 2022, the Board had three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Each such committee currently consists of three persons, and each member of the Audit, Compensation, and Corporate Governance and Nominating Committees meet the independence requirements of the Nasdaq’s Listing Rules.

The Company periodically reviews, both internally and with the Board, the provisions of the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq regarding corporate governance policies, processes, and listing standards. In conformity with the requirement of such rules and listing standards, we have adopted a written Audit Committee Charter, a Compensation Committee Charter, and a Corporate Governance and Nominating Committee Charter, each of which may be found on the Company’s website at www.astrotechcorp.com under the heading “Investors” or by writing to Astrotech Corporation, Attn: Investor Relations, 2105 Donley Drive, Suite 100, Austin, Texas 78758 and requesting copies.

Audit Committee

The Audit Committee is composed solely of independent directors that meet the requirements of Nasdaq and SEC rules and operates under a written charter adopted by the Audit Committee and approved by the Board. The charter is available on the Company’s website at www.astrotechcorp.com under the heading “Investors.” The Audit Committee is responsible for appointing and compensating a firm of independent auditors to audit the Company’s financial statements, as well as oversight of the performance and review of the scope of the audit performed by the Company’s Independent Registered Public Accounting Firm. The Audit Committee also reviews audit plans and procedures, changes in accounting policies, and the use of the independent auditors for non-audit services. As of the end of fiscal year 2022, the Audit Committee consisted of Messrs. Wilkinson (Chairman), Russler, and Becker.

During fiscal year 2022, the Audit Committee met four times. The Board has determined that each of Messrs. Wilkinson, Russler, and Becker met the qualification guidelines as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of Armanino LLP, the Company’s independent auditor. Audit Committee policy requires the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. The policy, as amended, provides for the general pre-approval of specific types of services and gives detailed guidance to management as to the specific audit, audit-related, and tax services that are eligible for general pre-approval. For both audit and non-audit pre-approvals, the Audit Committee will consider whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.

The policy delegates to the Chairman of the Audit Committee the authority to grant certain specific pre-approvals, provided that the Chairman of the Audit Committee is required to report the granting of any pre-approvals to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve services performed by the independent auditor.

Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by the CFO. Each request generally must include a detailed description of the type and scope of services, a proposed staffing plan, a budget of the proposed fees for such services, and a general timetable for the performance of such services. The Report of the Audit Committee can be found in this Proxy Statement following the Proposal 3 description.

Compensation Committee

The Compensation Committee is composed solely of independent directors that meet the requirements of Nasdaq and SEC rules and operates under a written charter adopted by the Compensation Committee and approved by the Board in May 2004 and amended in May 2005. The charter is available on the Company’s website at www.astrotechcorp.com under the heading “Investors.” The Compensation Committee is responsible for determining the compensation and benefits of all executive officers of the Company and establishing general policies relating to compensation and benefits of employees of the Company. The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine in an informational or advisory capacity.

The Board annually considers the performance of our Chief Executive Officer. Meetings to determine the compensation of the CEO must be held in executive session. Meetings to determine the compensation of any officer of the Company other than the CEO may be attended by the CEO, but the CEO may not vote on these matters.

The Compensation Committee also administers the Company’s 2021 Omnibus Equity Incentive Plan in accordance with the terms and conditions set forth in that plan. In addition, to the extent awards remain outstanding under the 2008 Stock Incentive Plan and the 2011 Stock Incentive Plan (collectively, the “Prior Plans”), we administer the Prior Plans and those prior awards in accordance with the terms, conditions and procedures set forth in the Prior Plans and the applicable award agreements. As of the end of fiscal year 2022, the Compensation Committee consisted of Messrs. Wilkinson (Chairman), Russler, and Becker. During fiscal year 2022, the Compensation Committee met one time.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee was created by the Board. The Corporate Governance and Nominating Committee is comprised solely of independent directors that meet the requirements of Nasdaq and SEC rules and operates under a written charter adopted by the Corporate Governance and Nominating Committee and approved by the Board. The charter is available on the Company’s website at www.astrotechcorp.com under the heading “Investors.” The primary purpose of the Corporate Governance and Nominating Committee is to provide oversight on the broad range of issues surrounding the composition and operation of the Board, including identifying individuals qualified to become Board members and recommending director nominees for the next annual meeting of stockholders. As of the end of fiscal year 2022, the Corporate Governance and Nominating Committee consisted of Messrs. Russler (Chairman), Wilkinson, and Becker. During fiscal year 2022, the Corporate Governance and Nominating Committee met two times.

Director Nomination Process

Regarding nominations for directors, the Corporate Governance and Nominating Committee identifies nominees in various ways. The Corporate Governance and Nominating Committee considers the current directors that have expressed interest in, and that continue to satisfy, the criteria for serving on the Board. Other nominees may be proposed by current directors, members of management, or by stockholders. From time to time, the Corporate Governance and Nominating Committee may engage a professional firm to identify and evaluate potential director nominees. Regarding the skills of the director candidate, the Corporate Governance and Nominating Committee considers individuals with industry and professional experience that complements the Company’s goals and strategic direction. The Corporate Governance and Nominating Committee has established certain criteria it considers as guidelines in considering nominations for the Board. The criteria include:

●	the candidate’s independence;
●	the candidate’s depth of business experience;
●	the candidate’s availability to serve;
●	the candidate’s integrity and personal and professional ethics;
●	the diversity of experience and background relative to the Board as a whole; and
●	the need for specific expertise on the Board.

The above criteria are not exhaustive and the Corporate Governance and Nominating Committee may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. In order to ensure that the Board consists of members with a variety of perspectives and skills, the Corporate Governance and Nominating Committee has not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board is a financial expert and a majority of the Board meet all applicable independence requirements, the Corporate Governance and Nominating Committee looks for how the candidate can adequately address his or her fiduciary requirement and contribute to building stockholder value. While the Board has not adopted a formal policy with regard to the consideration of diversity in identifying Director nominees, it is one of the factors considered when identifying individuals for Board membership. The Company expects to continue to consider diversity in future nomination and review processes. In accordance with Nasdaq Listing Rule 5605(f), the Company discloses certain self-identified personal demographic characteristics of its directors. For more information, see “Information About Directors, Nominees and Executive Officers - Board Diversity Matrix.”

The Corporate Governance and Nominating Committee will consider, for possible Board endorsement, director candidates recommended by stockholders. For purposes of the Annual Meeting, the Governance and Nominating Committee will consider any nominations received by the Secretary from a stockholder of record on or before September 3, 2022. Any such nomination must be made in writing, must be accompanied by all nominee information that is required under the federal securities laws, and must include the nominee’s written consent to serve as a director if elected. The nominee must be willing to allow the Company to complete a background check. The nominating stockholder must submit their name and address, as well as that of the beneficial owner, if applicable, and the class and number of shares of Astrotech Common Stock that are owned beneficially and of record by such stockholder and such beneficial owner. Finally, the nominating stockholder must discuss the nominee’s qualifications to serve as a director.

Director Attendance at Annual Stockholder Meetings

The Board members are expected to attend our annual stockholder meetings. All directors attended our 2021 Annual Meeting, except for one director who was unable to attend due to an illness.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who beneficially own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers, and greater than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms they file. Due dates for the reports are specified by those laws, and the Company is required to disclose in this document any failure in the past fiscal year to file by the required dates. Based upon a review of the copies of such forms furnished to us, we believe that all filings required to be made pursuant to Section 16(a) of the Exchange Act during the year ended June 30, 2022 (and the subsequent period through the date of this proxy statement) were filed in a timely manner, except for one late Form 3 filed on July 19, 2022 by Jim Becker, disclosing a grant of 50,000 restricted shares of Common Stock, which was late due to an administrative delay in receiving EDGAR codes.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee, which is comprised entirely of independent directors, has carefully considered all director nominees. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated Thomas B. Pickens III, Daniel T. Russler, Jr., Tom Wilkinson, and Jim Becker to the Board to serve as directors until the 2023 Annual Meeting. Each nominee has agreed to serve if elected.

All directors shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, or their earlier removal, death, retirement, disqualification or resignation from office. The Company’s Charter authorizes the Board from time to time, by the vote of a majority of the entire Board, to determine the number of its members subject to the limitations specified therein. Any vacancies and newly created directorships resulting from an increase in the number of directors shall be filled exclusively by a majority of the directors then in office, even if less than a quorum, and shall hold office until the next stockholder’s meeting at which directors are elected and his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

The Board has determined that three of the four director nominees (indicated by asterisk in the table below) have no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are “independent directors” as defined by Rule 5605(a)(2) of the Nasdaq’s Listing Rules.

Not less than annually, the Board undertakes the review and approval of all related party transactions. Related party transactions include transactions valued at greater than $120,000 between the Company and any of the Company’s executive officers, directors, nominees for director, holders of greater than 5% of Astrotech’s shares, and any of such parties’ immediate family members. The purpose of this review is to ensure that such transactions, if any, were approved in accordance with our Code of Ethics and Business Conduct and for the purpose of determining whether any of such transactions impacted the independence of such directors. During fiscal years 2021 and 2022, the Company held two secured promissory notes totaling $2.5 million with Mr. Thomas B. Pickens, III, the Company’s Chief Executive Officer and Chairman of the Board. The promissory notes originally matured on September 5, 2020; however, on August 24, 2020, the Company and Mr. Pickens agreed to extend the maturity date of the promissory notes to September 5, 2021. On September 3, 2021, the Company and Mr. Pickens further amended the promissory notes, whereby (i) one note was paid in full and cancelled with payment of the outstanding principal amount of $1.0 million plus accrued interest of $172,000 and (ii) the other note’s maturity date was extended to September 5, 2022 (unless due and payable earlier by acceleration or otherwise) and the outstanding principal amount was reduced to $500,000 with payment of a principal amount of $1.0 million plus accrued interest of $330,000. On September 5, 2022, the remaining principal amount of $500,000 matured and was repaid in full plus accrued interest of $55,000. Except as set forth above, there were no other related party transactions during fiscal year 2022. The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company or any of Astrotech’s subsidiaries and none of such persons have any relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

The Board held eight meetings during the fiscal year ended June 30, 2022 and all directors attended 88% of the meetings of the Board and committees. The members of each committee and the chair of each committee are appointed annually by the Board.

Information about the number of shares of Common Stock beneficially owned by each director appears later in this Proxy Statement under the heading “Security Ownership of Directors, Executive Officers, and Principal Stockholders.”

Vote Required for Approval of this Proposal

The election of the four directors requires the vote of a plurality of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon (meaning that the director nominees who receive the highest number of shares voted “for” their election are elected). As a result, withhold votes and “broker non-votes” if any, will not affect the outcome of the vote on this proposal since only votes “For” a nominee will be counted.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:

Thomas B. Pickens III	Tom Wilkinson *
Jim Becker *	Daniel T. Russler, Jr. *
* Indicates independent director

INFORMATION ABOUT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Current Directors Nominated for Re-election

Thomas B. Pickens III
Chairman and Chief Executive Officer of Astrotech Corporation

Mr. Pickens currently serves as Chairman of the Board and Chief Executive Officer of Astrotech Corporation (Nasdaq: ASTC) and has held that position since January 2007. Mr. Pickens also currently serves as CEO of the Astrotech subsidiaries Astrotech Technologies Inc, 1st Detect. AgLAB Inc., and BreathTech Corporation.

From 1982 to 1984, Mr. Pickens was the founder and President of Beta Computer Systems, Inc.; from 1985 to 1995, founder and President of T.B. Pickens & Co.; from 1986 to 1988, founder and General Partner of Grace Pickens Acquisition Partners L.P.; from 1988 to 1989, founder and Managing Partner of Sumpter Partners. From 1988 to 1994, Mr. Pickens was the CEO of Catalyst Energy Corporation and CEO of United Thermal Corporation (NYSE), President of Golden Bear Corporation, President of United Hydro, Inc., President of Slate Creek Corporation and President of Eury Dam Corporation. From 1995 to 2003, Mr. Pickens was the founder and CEO of U.S. Utilities, The Code Corporation, Great Southern Water Corp., South Carolina Water & Sewer, Inc. and the founder and Managing Partner of Pickens Capital Income Fund L.P. From 2004 to 2006, he was the Co-Chairman of the Equity Committee during the bankruptcy of Mirant Corp. (Nasdaq: MIRKQ).

Mr. Pickens is currently the Chairman of the Board of Astrotech Corporation, Astrotech Technologies, Inc., 1st Detect Corporation, AgLAB, Inc., and BreathTech Corporation. He also currently serves on the board of NaturalShrimp Incorporated (OTC: SHMP) and Chroma, Inc. Mr. Pickens was previously the Chairman of the Board of Xplore Technologies Corporation until it was sold to Zebra Technologies (Nasdaq: ZBRA) in July 2018. He has served as the Chairman of the Board of Astrotech Space Operations, Inc., Beta Computer Systems, Inc., Catalyst Energy Corporation, United Thermal (NYSE), Century Power Corporation, Vidilia Hydroelectric Corporation, U.S. Utilities, Great Southern Water Corp. and South Carolina Water & Sewer, Inc. He has served as a member on the boards of Trenwick America Reinsurance Corporation, Spacehab Inc. (Nasdaq), Advocate MD, Optifab, Inc. (Nasdaq) and was the New York chapter Chairman of United Shareholders Association, a shareholders’ rights organization. Mr. Pickens was selected to serve on the Board based on the valuable experience he brings in his capacity as our CEO along with his extensive experience and knowledge of our industry.

Daniel T. Russler, Jr.
Principal, Family Asset Management, LLC

Daniel Russler has more than 30 years of capital markets, development and entrepreneurial experiences, including an extensive background in sales and trading of a broad variety of equity, fixed income and private placement securities. Since 2003, Mr. Russler has been the Principal Partner of Family Asset Management, LLC, a multi-family office providing high net worth individuals and families with financial services. Mr. Russler has held portfolio and risk management positions at First Union Securities, Inc., J.C. Bradford & Co., William R. Hough & Co., New Japan Securities International, and Bankers Trust Company.

Mr. Russler received an MBA from the Owen Graduate School of Management at Vanderbilt University and a Bachelor's degree in English and Political Science from the University of North Carolina. Mr. Russler has extensive knowledge of finance, entrepreneurship, investment allocation and capital raising matters that the Board feels will add value to the Company for the stockholders. The Board has determined that Mr. Russler meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules. Mr. Russler has served as the Chairman of the Governance and Nominating Committee since 2016 and also serves on both the Audit Committee and the Compensation Committee.

Tom Wilkinson
Chief Executive Officer, Sonim Technologies

Mr. Wilkinson is a professional advisor and consultant through his business, Wilkinson & Company, which he founded in 2014 to provide turn around, M&A and business growth advisory services. He has served as the Chief Executive Officer of Sonim Technologies (Nasdaq: SONM) and Cipherloc Corporation (OTCBB: CLOK), and continues to serve as Chairman of the Board for Cipherloc. He was also the former Chief Executive Officer of Xplore Technologies Corp. (Nasdaq: XPLR) which was sold to Zebra Technologies in July 2018. Prior to becoming the Chief Executive Officer of Xplore Technologies Corp., Mr. Wilkinson served as the Chief Financial Officer of this international rugged tablet company. Prior to his tenure at Xplore, he served as Chief Financial Officer for Amherst Holdings, a financial services company focused on real estate and real estate financing. In this role, Mr. Wilkinson took part in the successful sale of Amherst’s broker dealer subsidiary, significant capital generation for new strategies and the spin-off of one of the largest single-family equity businesses in the United States. Mr. Wilkinson was the co-founder and Managing Partner of PMB Helin Donovan, a multi-office regional accounting firm where he led the growth of the firm both organically and through acquisition to one of the top 200 firms in the United States. His clients included a large number of US Public Companies and international businesses.

Mr. Wilkinson has brought to our Board significant financial experience, as well as mergers and acquisitions, international business and executive compensation expertise after joining the Board and becoming Chairman of the Compensation Committee in October 2018. He has both Master’s and Bachelor’s degrees from the University of Texas and is a Certified Public Accountant in Texas and Colorado. The Board has determined that Mr. Wilkinson meets the qualification guidelines as an “audit committee financial expert” as defined by the SEC rules. Mr. Wilkinson has served as the Lead Director since 2021, as the Chairman of the Compensation Committee since 2018, as the Chairman of the Audit Committee since 2022, and also serves as a member of the Corporate Governance and Nominating Committee.

Jim Becker
Founder and CEO of Becker Logistics

Mr. Becker is the founder and CEO of Becker Logistics, LLC. He has overseen significant growth in its revenue by following the core values of integrity, quality, innovation, safety, competitiveness, openness, respect, and equal work life balance. He currently serves as a Chairman of Membership Committee for the Transportation Intermediaries Association where he also served as an At-Large Board Member for two terms from 2013-2019. Mr. Becker also serves as an Executive Advisory Committee Member for McLeod Software and is the creator of Jenna’s Foundation. In July 2021, Mr. Becker was appointed to the board of The Monroe Institute, a non-profit organization. Mr. Becker received a certificate in Mergers and Acquisitions from the University of Chicago Booth School of Business and attended Northwestern University for Leadership and Organizational Behaviorism.

Mr. Becker brings to our Board extensive leadership, with a focus on strategic market growth and expansion, and business process improvements and scaling, along with public speaking and corporate management skills. He serves on the Compensation Committee, the Corporate Governance and Nominating Committee, and the Audit Committee of the Board.

Board Diversity Matrix

The following matrix is provided in accordance with applicable Nasdaq Listing Rule 5605(f):

Board Diversity Matrix as of _____
Total Number of Directors	4
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	—	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
White	—	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Director Independence and Financial Experts

The Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee charters require that each member meet: (i) all applicable criteria defining “independence” that may be prescribed from time to time under Nasdaq Listing Rule 5605(a)(2), Rule 10A-(3) under the Securities Exchange Act of 1934 and other related rules and listing standards and (ii) the criteria for a “non-employee director” within the meaning of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934.

The Company’s Board also annually makes an affirmative determination that all such “independence” standards have been and continue to be met by the independent directors and members of each of the three committees, that each director qualifying as independent is neither an officer nor an employee of Astrotech or any of its subsidiaries nor an individual that has any relationship with Astrotech or any of its subsidiaries, or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the Board’ opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if:

●	The director, at any time within the past three years, was employed by Astrotech or any of its subsidiaries;
●

The director or a family member received payments from Astrotech or any of its subsidiaries in excess of $120,000 during any period of twelve consecutive months within the preceding three years (other than for Board or Committee service, from investments in the Company’s securities or from certain other qualifying exceptions);

●

The director is, or has a family member who is, a partner, an executive officer or controlling stockholder of any entity to which Astrotech made to or received from payments for property or services in the current or in any of the prior three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the Company’s securities);

●	The director is, or has a family member who is, employed as an executive officer of Astrotech or any of its subsidiaries any time within the prior three years;
●

The director is, or has a family member who is, employed as an executive officer of another entity where at any time within the prior three years any of Astrotech’s officers served on the compensation committee of the other entity; or

●

The director is, or has a family member who is, a current partner of Astrotech Corporation’s independent auditing firm, or was a partner or employee of that firm who worked on the Company’s audit at any time during the prior three years.

The Board has determined each of the following directors and director nominees to be an “independent director” as such term is defined by Rule 5605(a)(2) of the Nasdaq Listing Rules: Daniel T. Russler, Jr., Tom Wilkinson, and Jim Becker.

The Board has also determined that each member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee during the past fiscal year and the proposed nominees for the upcoming fiscal year meets the independence requirements applicable to those Committees prescribed by Nasdaq and SEC rules.

Certain Relationships and Related Transactions

Except as set forth above under the section heading “Proposal 1-Election of Directors”, there were no other transactions or series of similar transactions to which we were a party, and there is currently no proposed transactions or series of similar transactions to which we will be a party, in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

Director or Officer Involvement in Certain Legal Proceedings

The Company’s directors and executive officers were not involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past ten years.

On April 15, 2021, a putative stockholder of the Company commenced a class action and derivative lawsuit in the Delaware Court of Chancery, Stein v. Pickens, et al., C.A. No. 2021-0322-JRS (the “Stein Action”), in which it was alleged, among other things, that we improperly included broker non-votes in the tabulation of votes counted in favor to approve an amendment to Charter (the “2020 Certificate Amendment”) and, thus the 2020 Certificate Amendment was defective. We investigated those allegations and do not believe that the filing and effectiveness of the 2020 Certificate Amendment was either invalid or ineffective. Nevertheless, to resolve any uncertainty, on April 30, 2021, the Company filed a validation proceeding in the Delaware Court of Chancery, In re Astrotech Corporation, C.A. No. 2021-0380-JRS, pursuant to Section 205 of the Delaware General Corporation Law. On October 6, 2021, the Delaware Court of Chancery granted our request and confirmed and validated the 2020 Certificate Amendment. Thereafter, a settlement in principle was reached with the Plaintiffs in the Stein Action, and a settlement hearing date is scheduled for December 12, 2022.

Further information regarding the Stein Action and the Section 205 Action is provided in the Schedule 14A proxy statement amendment and supplement filed by the Company with the Securities and Exchange Commission on April 29, 2021.

Executive Officers and Key Employees of the Company Who Are Not Nominees

Set forth below is a summary of the background and business experience of the executive officers of the Company who are not also nominees of the Board:

Jaime Hinojosa
Chief Financial Officer, Treasurer and Secretary

Mr. Hinojosa joined Astrotech in 2015 and was appointed as CFO in April 2022. His previous roles with the Company include Corporate Controller from 2019 to 2022, Director of Finance from 2017 to 2019 and Assistant Controller from 2015 to 2017. Prior to joining Astrotech, Mr. Hinojosa worked as an Accounting Manager for O’Reilly Auto Parts (Nasdaq: ORLY) from 2010 to 2015 and gained public accounting experience as an Audit Manager at Burton McCumber & Cortez, LLP from 2005 to 2010. Mr. Hinojosa is a Certified Public Accountant in good standing in Texas and brings significant finance and public accounting knowledge to the Company. Mr. Hinojosa has a Bachelor of Business Administration in Accounting from the University of Texas at Brownsville.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of September 12, 2022 certain information regarding the beneficial ownership of outstanding Common Stock held by (i) all persons who beneficially own more than 5% of the outstanding Common Stock of the Company, to the knowledge of the Company’s management, (ii) each current director, (iii) each named executive officer listed in the Summary Compensation Table and (iv) all current directors and executive officers as a group.

Unless otherwise described below, each of the persons listed in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned by each party.

Name and Address of Beneficial Owners	Shares of Common Stock (#)	Unvested Restricted Stock Grants (#)	Shares Subject to Options Exercisable Within 60 Days of September 12, 2022	Preferred Shares with an Option to Convert on a 1:1 Basis	Total Number of Shares Beneficially Owned	Percentage of Class (1)
5% Stockholders
BML Investment Partners LP (2)	5,731,382	—	—	—	5,731382	11.3%
Former Named Executive Officer:
Eric N. Stober (3)	219,963	—	—	—	219,963	*
Non-Employee Directors: (4)
Daniel T. Russler, Jr.	137,695	70,000	11,000	—	218,695	*
Tom Wilkinson	143,990	130,000	—	—	273,990	*
Jim Becker	4,845	50,000	—	—	54,845	*
Named Executive Officers:
Thomas B. Pickens III	2,041,209	1,885,713	60,000	280,898	4,267,820	8.4%
Jaime Hinojosa	49,827	66,666	10,467	—	126,960	*
All Directors and Executive Officers as a Group (5 persons)	2,377,566	2,202,379	81,467	280,898	4,942,310	9.7%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of common stock.
1.

Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but not deemed outstanding for the purpose of calculating the number and percentage owned by any other person listed. As of September 12, 2022, we had 50,630,849 shares of Common Stock outstanding.

2.

Information based on Form 4 filed with the SEC by BML Investments Partners LP on September 7, 2022. BML Investment Partners, L.P., a Delaware limited partnership whose sole general partner is BML Capital Management, LLC, is a private investment firm based in the United States with its principal business conducted at 65 E. Cedar, Suite 2, Zionsville, Indiana 46077.

3.	Effective April 15, 2022, Mr. Stober resigned from his position as the Company’s Chief Financial Officer, Treasurer and Secretary.
4.	The applicable address for all non-employee directors and named executive officers is c/o Astrotech Corporation, 2105 Donley Drive, Suite 100, Austin, Texas 78758.

EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

The compensation program for our executive officers, as presented in the Summary Compensation Table below, is administered by our Board. The intent of our compensation program is to align our executives’ interests with those of our shareholders, while providing reasonable and competitive compensation.

The purpose of this Executive Compensation discussion is to provide information about the material elements of compensation that we pay or award to, or that is earned by: (i) the individuals who served as our principal executive officer during fiscal 2022; (ii) our two most highly compensated executive officers, other than the individuals who served as our principal executive officer, who were serving as executive officers, as determined in accordance with the rules and regulations promulgated by the SEC, as of June 30, 2022, with compensation during fiscal year 2022 of $100,000 or more; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that such individuals were not serving as executive officers on June 30, 2022. We refer to these individuals as our “named executive officers” (“NEOs”). For 2022, our NEOs and the positions in which they served are listed below.

●	Thomas B. Pickens III, our current Chief Executive Officer;

●	Jaime Hinojosa, our current Chief Financial Officer; and

●	Eric N. Stober, our former Chief Financial Officer.

The following table and footnotes provide information on compensation for the services of our NEOs for fiscal year 2022 and, where required, fiscal year 2021.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Options ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas B. Pickens III	2022	450,000	375,000	334,448	—	35,461	1,194,909
Chief Executive Officer	2021	435,170	400,000	21,234	—	23,562	879,966

Jaime Hinojosa (5)	2022	197,938	52,000	25,818	—	25,882	301,639
Chief Financial Officer	2021	—	—	—	—	—	—

Eric N. Stober (6)	2022	320,721	—	88,293	—	20,498	429,512
Former Chief Financial Officer	2021	313,827	150,000	6,066	—	13,201	483,094

1.	Mr. Pickens was awarded $375,000 for performance in fiscal year 2022, paid in August 2022. Mr. Hinojosa was awarded $52,000 for performance in fiscal year 2022, paid in August 2022.
2.

The amounts in this column include restricted stock granted to the NEOs. On December 17, 2018, Mr. Pickens was granted 35,000 shares of restricted stock and Mr. Stober was granted 10,000 shares of restricted stock. On March 26, 2021, Mr. Pickens was granted 1,328,571 shares of restricted stock, Mr. Stober was granted 350,000 shares of restricted stock, and Mr. Hinojosa was granted 100,000 shares of restricted stock. These grants vest over a three-year period and represented in this column is the amount that vested during that fiscal year.

3.

The amounts in this column include stock options awards for the NEOs. On April 14, 2022, Mr. Pickens was awarded 776,000 options and Mr. Hinojosa was awarded 100,000 options. These options vest over a three-year period and represented in this column is the amount that vested during that fiscal year.

4.

The amounts in this column include the following: cellular telephone service allowances; matching contributions under our 401(k) savings plan; premiums for insurance plans including, but not limited to, medical, dental, vision, and life; and payments associated with a car allowance for Mr. Pickens.

5.

Mr. Hinojosa was appointed as the Company's Chief Financial Officer, Treasurer and Secretary following Mr. Stober's resignation from the Company. We had no other NEOs during the fiscal year ended June 30, 2022 or the period to date.

6.	Effective April 15, 2022, Mr. Stober resigned from his position as the Company's Chief Financial Officer, Treasurer and Secretary.

Employment Agreements

The Company entered into an employment agreement with Mr. Pickens on October 6, 2008, which sets forth, among other things, Mr. Pickens’ minimum base salary, bonus opportunities, provisions with respect to certain payments, and other benefits upon termination of employment under certain circumstances such as without “Cause,” “Good Reason,” or in event of a “Change in Control” of the Company. Please see Potential Payments Upon Termination or Change in Control for a description of such provisions. Pursuant to the employment agreement between the Company and Mr. Pickens, his required minimum annual base salary is $360,000. He is eligible for short-term cash incentives, as are all employees of the Company. The employment agreement between the Company and Mr. Pickens was originally set to expire on October 6, 2010 and will continue to automatically renew for one year renewal terms each year unless 60 days’ prior notice is provided by Mr. Pickens or the Company. Mr. Pickens’ employment agreement includes confidentiality and non-disparagement provisions. None of the other NEOs are party to an employment agreement.

Regarding Ongoing Compensation of our NEOs

On March 17, 2021, the Compensation Committee approved a structure to establish a cash bonus and annual equity incentive grants for its CEO and CFO. The purpose of this structure is to provide for retention, encourage high levels of performance, align the interests of executives with stockholders, and reduce the uncertainty that existed in their compensation arrangements. The current structure is as follows:

	Salary *	Cash Bonus **	Equity Incentive**
Mr. Pickens	450,000	0-100% of Salary	0-100% of Salary
Mr. Hinojosa	300,000	0-50% of Salary	0-100,000 Shares

* To be set annually at the beginning of each fiscal year.

** To be determined annually after the end of each fiscal year.

Cash Bonus Awards

During fiscal years 2022 and 2021, the Compensation Committee awarded bonuses to NEOs and employees in recognition of individual performance. Each NEO’s maximum bonus is outlined in the table above, subject to Compensation Committee discretion.

Long-Term Equity Compensation Awards

On May 26, 2021 (the “Effective Date”), at the 2020 annual meeting of stockholders, the stockholders of the Company voted to adopt the 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). We also maintain the 2008 Stock Incentive Plan and the 2011 Stock Incentive Plan, however, following the Effective Date, no further awards could be issued under the Prior Plans, but all awards under the Prior Plans that are outstanding as of the Effective Date will continue to be governed by the terms, conditions, and procedures set forth in the Prior Plans and any applicable award agreement.

Summary of the 2021 Plan

The 2021 Omnibus Equity Incentive Plan permits the discretionary award of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and incentive awards.

Any employee or consultant of the Company (or its subsidiaries) or a director of the Company who, in the opinion of the Compensation Committee, is in a position to contribute to the growth, development, or financial success of the Company, is eligible to participate in the 2021 Plan. The 2021 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of Common Stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards. No participant who is a director, but is not also an employee or consultant, of the Company shall receive awards under the 2021 Plan and be paid cash compensation during any calendar year that exceed, in the aggregate, $250,000 in total value.

The maximum number of shares of Common Stock reserved and available for issuance under the 2021 Plan will be equal to the sum of (i) 1,500,000 shares of common stock; (ii) the number of shares of Common Stock reserved, but unissued under the Prior Plans; (iii) the number of shares of Common Stock underlying forfeited awards under the Prior Plans; and (iv) an annual increase on the first day of each calendar year beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten-year term of the 2021 Plan, equal to the lesser of (A) five percent (5%) of the shares of Common Stock outstanding (on an as-converted basis, which shall include shares of Common Stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of common stock, including without limitation, preferred stock, warrants or employee options to purchase any shares of common stock) on the final day of the immediately preceding calendar year and (B) such lesser number of shares of Common Stock as determined by our Board; provided that shares of Common Stock issued under the 2021 Plan with respect to an Exempt Award will not count against the share limit. We use the term “Exempt Award” to mean (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merge, or (ii) an award that a participant purchases at fair market value.

No more than 1,500,000 shares of Common Stock (as increased on an annual basis, on the first day each calendar year beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten-year term of the Plan, by the lesser of (A) five percent (5%) of the shares of Common Stock outstanding (on an as-converted basis, which shall include shares of Common Stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for shares of common stock, including without limitation, preferred stock, warrants or employee options to purchase any shares of common stock) on the final day of the immediately preceding calendar year, (B) 1,500,000 shares of common stock, and (C) such lesser number of shares of Common Stock as determined by our Board) shall be issued pursuant to the exercise of incentive stock options.

New shares reserved for issuance under the 2021 Plan may be authorized but unissued shares of Company’s Common Stock or shares of Company’s Common Stock that will have been or may be reacquired by us in the open market, in private transactions or otherwise. If any shares of Company’s Common Stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of Company Common Stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the Plan except that any shares of Company Common Stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the Plan. If an award is denominated in shares of Company’s common stock, but settled in cash, the number of shares of Common Stock previously subject to the award will again be available for grants under the 2021 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of Common Stock available for grant under the 2021 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of Company’s Common Stock will no longer be available for grant under the 2021 Plan.

As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, the stock reserved under the 2021 Plan will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Equity Compensation Plan Information

The following table summarizes information, as of June 30, 2022, regarding our equity compensation plans pursuant to which grants of stock options, restricted stock, and other rights to acquire shares of the Company’s Common Stock may be granted from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders:
2008 Stock Incentive Plan	2,000	$5.30	—
2011 Stock Incentive Plan	150,532	$5.41	—
2021 Omnibus Equity Incentive Plan (1)	876,000	$0.64	2,403,339
Equity compensation plans not approved by security holders:
None	—	$—	—
Total	1,028,532	$1.35	2,403,339

1.	The total number of securities available for issuance under the 2021 Plan include 156,815 shares previously available under the Prior Plans.

Outstanding Equity Awards at the End of Fiscal Year 2022

The following table shows certain information about equity awards as of June 30, 2022:

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(2)	Number of Securities Underlying Unexercised & Unearned Options (#)(3)	Option Exercise Price ($)	Expiration Date	Number of Shares Not Yet Vested (#)	Market Value of Shares Not Yet Vested at Grant Date ($)
Thomas B. Pickens III	20,000	—	6.00	08/21/22	—	—
	40,000	—	5.85	05/09/27	—	—
	—	776,000	0.64	04/14/32	—	—
	—	—	—	—	1,885,713	2,429,140
Jaime Hinojosa	800	—	2.83	04/07/25	—	—
	3,000		5.30	05/09/27	—	—
	6,667	3,333	1.85	10/14/29	—	—
	—	100,000	0.64	04/14/32	—	—
	—	—	—	—	66,666	134,665
Eric N. Stober	2,000	—	6.00	08/21/22	—	—
	20,000	—	5.30	05/09/27	—	—

1.	All exercisable options will expire 90 days after the date of employee’s termination.
2.	Options granted on August 21, 2012 vested upon the Company’s Common Stock achieving a closing price of $1.50 on October 21, 2013. These options expire 10 years from the grant date.
3.	Options granted will vest in equal annual installments over a three-year period and are subject to the NEO’s continuous employment with the Company.

The following table provides information with respect to the vesting of each NEO’s outstanding exercisable options:

Schedule of Vested Astrotech Stock Option Grants	Amount Vested (#)
Thomas B. Pickens III	60,000
Jaime Hinojosa	10,467
Eric N. Stober	22,000

401(k) Savings Plan

We maintain a tax-qualified retirement plan that provides eligible employees, including NEOs, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions, if any, are deductible by the Company when made. The 401(k) plan does not promise any guaranteed minimum returns or above-market returns; the investment returns are dependent upon actual investment results. Accordingly, when determining annual compensation for executive officers, the Company does not consider the individuals’ retirement plan balances and payout projections.

Potential Payments Upon Termination or Change in Control

As noted above, the Company has entered into an employment agreement with Mr. Pickens that provides for payments and other benefits in connection with termination of his employment for a qualifying event or circumstance and for enhanced payments in connection with such termination after a Change in Control (as defined below). A description of the terms with respect to each of these types of terminations follows.

Termination other than after a Change in Control

The employment agreement provides for payments of certain payments and benefits upon the termination of the employment of Mr. Pickens. His rights upon termination of his employment depends upon the circumstances of the termination. For purposes of the employment agreement, Mr. Pickens’ employment may be terminated at any time by the Company upon any of the following:

•	His death;
•	In the event of physical or mental disability where Mr. Pickens is unable to perform his duties;
•

For Cause or Material Breach where Cause is defined as conviction of certain crimes and/or felonies, and Material Breach is defined to include certain specified failures of Mr. Pickens to perform duties or uphold fiduciary responsibilities; or

•	Otherwise at the discretion of the Company and subject to the termination obligations set forth in the employment agreement.

Mr. Pickens may terminate his employment at any time upon any of the following:

•	His death;
•	In the event of physical or mental disability where Mr. Pickens is unable to perform his duties;
•	The Company’s material reduction in Mr. Pickens’ authority, perquisites, position, title or responsibilities or other actions that would give Mr. Pickens the right to resign for “Good Reason;” or
•	Otherwise at the discretion of Mr. Pickens and subject to the termination obligations set forth in the employment agreement.

In the event Mr. Pickens’ employment is terminated by the Company (other than for Cause) or due to his death or physical or mental disability or by Mr. Pickens with “Good Reason”, then he shall be eligible to receive (i) a cash lump sum payment equal to his highest base salary in effect at any time during the 12 month period before his termination, and an amount, as determined by the compensation committee in its discretion, equal to between 0-50% of the annualized average of the annual bonuses paid or payable to Mr. Pickens for the three immediately preceding years; (ii) continuation of his group health coverage under COBRA at the same cost charged to active employees; and (iii) acceleration of the vested of any equity awards outstanding at the time of his termination, and extension of the exerciser period for any options for the one year period after the termination date. Mr. Pickens must sign a release agreement in order to be eligible to receive any severance payments or benefits.

Termination after a Change in Control

A termination after a Change in Control is similar to the severance provisions described above, except that the base salary payable to Mr. Pickens is increased to one and one-half times, rather than one times his base salary and annualized average bonuses if his employment is terminated within 12 months following a Change in Control. A Change in Control for this purpose is defined to mean (i) the acquisition by any person or entity of the beneficial ownership of securities representing 50% or more of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of the Company; (ii) the date on which the majority of the members of the Board of the Company consists of persons other than directors nominated by a majority of the directors on the Board at the time of their election; and (iii) the consummation of certain types of transactions, including mergers and the sale or other disposition of all, or substantially all, of the Company’s assets.

As with the severance provisions described above, the rights to which Mr. Pickens is entitled under the Change in Control provisions upon a termination of employment are dependent on the circumstances of the termination. The definitions of Cause and other reasons for termination are the same in this termination scenario as in a termination other than after a Change in Control.

DIRECTOR COMPENSATION

Overview

Astrotech’s director compensation program consists of cash-based as well as equity-based compensation. The equity component of Astrotech’s director compensation program is designed to build an ownership stake in the Company while conveying an incentive to directors relative to the returns recognized by our stockholders.

Cash-Based Compensation

Effective January 4, 2021, the Company’s directors, other than the Chairman of the Audit Committee, earn an annual cash stipend of $30,000. The Chairman of the Audit Committee earns an annual stipend of $38,500, recognizing the additional duties and responsibilities of this role. These stipends are generally paid on a quarterly basis.

All directors are reimbursed ordinary and reasonable expenses incurred in exercising their responsibilities in accordance with the Business Expense Reimbursement policy applicable to all employees of the Company.

Equity-Based Compensation

Under provisions adopted by the Board, each non-employee director receives 5,000 shares of restricted Common Stock issued upon his first election to the Board, subject to board discretion. Other stock awards are given to the directors at the discretion of the Compensation Committee. Stock options granted typically terminate in 10 years. Already vested shares do not expire upon termination of the director’s term on the Board.

Effective January 4, 2021, the Company’s directors earn equity-based compensation of $50,000 annually.

Pension and Benefits

The non-employee directors are not eligible to participate in the Company’s benefits plans, including the 401(k) plan.

Indemnification Agreements

The Company is party to indemnification agreements with each of its directors and executive officers that require the Company to indemnify the directors and executive officers to the fullest extent permitted by Delaware state law. The Company’s Charter also requires the Company to indemnify both the directors and executive officers of the Company to the fullest extent permitted by Delaware state law.

Fiscal Year 2022 Non-Employee Director Compensation Table

The table below provides the compensation earned or paid in cash or stock awards to each non-employee director as of June 30, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Daniel T. Russler, Jr.	30,000	58,584	88,584
Tom Wilkinson	224,729	64,650	289,379
Jim Becker (1)	1,250	2,083	3,333
Ronald W. Cantwell (2)	28,875	59,767	88,642
Total	$284,854	$185,083	$469,937

1.	Mr. Becker was appointed to the Board on June 20, 2022.
2.	Mr. Cantwell passed away on April 19, 2022.

The table below provides the number of outstanding stock options and unvested restricted stock held by each non-employee director as of June 30, 2022.

Name	Aggregate Number of Options Outstanding (#)	Aggregate Number of Unvested Restricted Stock Shares Outstanding (#)
Daniel T. Russler, Jr.	11,000	70,000
Tom Wilkinson	—	130,000
Jim Becker	—	50,000
Ronald W. Cantwell (1)	8,000	—
Total	11,000	200,000

1.	Mr. Cantwell passed away on April 19, 2022, at which time his remaining unvested restricted stock shares were canceled.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT AUDITOR

Armanino LLP has served as the Company’s independent registered public accounting firm since April 11, 2019.

With regards to this proposal, the Board is requesting the stockholders to ratify the appointment of Armanino LLP as the Company’s independent auditor for the fiscal year ending June 30, 2023.

Ratification Requirements and Governance

There is no requirement that the Company submit the appointment of independent auditors to stockholders for ratification or for the appointed auditors to be terminated if the ratification fails, but Astrotech believes that it is sound corporate governance to submit the matter to stockholder vote. The Sarbanes-Oxley Act of 2002 states the Audit Committee is solely responsible for the appointment, compensation, and oversight of the independent auditor. As such, the Audit Committee may consider the appointment of other Independent Registered Public Accounting Firm if the stockholders choose not to ratify the appointment of Armanino LLP. Additionally, the Audit Committee may terminate the appointment of Armanino LLP as the Company’s Independent Registered Public Accounting Firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

Independence

In making its recommendation to ratify the appointment of Armanino LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2023, the Audit Committee has considered whether the provision of non-audit services by Armanino LLP is compatible with maintaining the independence of Armanino LLP. Although Armanino LLP is engaged to provide tax preparation work, the Audit Committee believes the non-audit services provided do not hinder their independence to Astrotech.

Annual Meeting Representation

Representatives of Armanino LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions from the stockholders present.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of Armanino LLP, the Company’s Independent Registered Public Accounting Firm. The Audit Committee’s policy requires the pre-approval of all audit and permissible non-audit services to be provided by independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The policy, as amended, provides for the general pre-approval of specific types of services and gives detailed guidance to management as to the specific audit, audit-related, and tax services that are eligible for general pre-approval. For both audit and non-audit pre-approvals, the Audit Committee will consider whether such services are consistent with applicable law and SEC rules and regulations concerning auditor independence.

The policy delegates to the Chairman of the Audit Committee the authority to grant certain specific pre-approvals, provided that the Chairman of the Audit Committee is required to report the granting of any pre-approvals to the Audit Committee at its next regularly scheduled meeting. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve services performed by the independent auditors.

Requests for pre-approval of services must be detailed as to the particular services proposed to be provided and are to be submitted by the CFO. Each request generally must include a detailed description of the type and scope of services, a proposed staffing plan, a budget of the proposed fees for such services, and a general timetable for the performance of such services.

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, for the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Armanino LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation. The aggregate fees billed for the fiscal year 2022 for professional services rendered by Armanino LLP were $101,450. The aggregate fees billed for the fiscal year 2021 for professional services rendered by Armanino LLP were $73,000.

Audit-Related Fees

Audit-related fees consist of fees for due diligence, comfort letters, and consents related to equity offerings. The aggregate fees billed by Armanino LLP for the fiscal year 2022 were $5,000. The aggregate fees billed by Armanino LLP for the fiscal year 2021 were $38,000.

Tax Fees

Tax fees consist of tax compliance and preparation and other tax services. Tax compliance and preparation consist of fees billed for professional services related to federal and state tax compliance and assistance with tax return preparation. This fee includes services charged related to our R&D tax credits. The aggregate fees billed for the fiscal year 2022 for professional services rendered by Armanino LLP were $21,955. The aggregate fees billed for the fiscal year 2021 for professional services rendered by Armanino LLP were $17,110.

All Other Fees

The Company paid no other fees to Armanino LLP during the fiscal years 2022 and 2021.

Vote Required for Approval of this Proposal

The ratification of the appointment of Armanino LLP as our Independent Registered Public Accounting Firm for fiscal year 2023 requires the affirmative vote of a majority of the total number of votes cast at the Annual Meeting by the holders of shares of our Common Stock. As a result, abstentions, if any, will not affect the outcome of the vote on this proposal.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2023.

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK

General

Our Board has determined that it is advisable and in the best interests of the Company and our stockholders to (a) authorize our Board to effect, in its discretion prior to December 31, 2022, a reverse stock split of all of our issued and outstanding common stock, par value $0.001 per share, at a specific ratio, ranging from one-for-five (1:5) to one-for-thirty (1:30) (the “Approved Split Ratios”), with the timing and ratio to be determined by the Board if effected (the “Reverse Split”), and (b) approve a corresponding amendment to the Company’s Charter (the “Reverse Split Charter Amendment”), in substantially the form attached to this proxy statement as Appendix A, to effect the Reverse Split.

The primary goal of the Reverse Split is to increase the per share market price of our Common Stock to meet the minimum per share bid price requirements for continued listing on Nasdaq. We believe that a range of reverse split ratios provides us with the most flexibility to achieve the desired results of the Reverse Split.

A vote for this Proposal No. 3 will constitute approval of the Reverse Split that, if and when effected by our Board by filing the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware, would combine up to every 30 shares of our outstanding Common Stock into one share of our Common Stock. If implemented, the Reverse Split will have the effect of decreasing the number of shares of our Common Stock issued and outstanding. Because the number of authorized shares of our Common Stock will not be reduced in connection with the Reverse Split, the Reverse Split will result in an effective increase in the authorized number of shares of our Common Stock available for issuance in the future.

Accordingly, stockholders are asked to approve the Reverse Split Charter Amendment set forth in Appendix A for a Reverse Split consistent with those terms set forth in this Proposal 3, and to grant authorization to the Board to determine, in its sole discretion, whether or not to implement the Reverse Split, as well as its specific ratio within the range of the Approved Split Ratios. The text of Appendix A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to implement the Reverse Split.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

If approved by the holders of our outstanding voting securities and pursued by the Board, the Reverse Split would be applied at an Approved Split Ratio approved by the Board prior to December 31, 2022, and would become effective upon the time specified in the Reverse Split Charter Amendment as filed with the Secretary of State of the State of Delaware. The Board reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of us and our stockholders.

Purpose and Rationale for the Reverse Split

Avoid Delisting from the Nasdaq.

We are submitting this proposal to our stockholders for approval in order to increase the trading price of our Common Stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. We believe increasing the trading price of our Common Stock may also assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. Accordingly, we believe that the Reverse Split is in our stockholders’ best interests.

The Nasdaq Stock Market LLC requires that the Company maintain a minimum bid price for continued listing on the Nasdaq. On December 21, 2021, we received a deficiency letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the closing bid price of the Company’s Common Stock over the preceding 30 consecutive business days, the Company did not meet the minimum bid price of $1.00 per share (the “Bid Price Requirement”) required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The letter indicated that we would be provided with a compliance period of 180 calendar days, or until June 20, 2022 (the “First Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A) by having our Common Stock meet a minimum closing bid price of at least $1.00 for at least ten consecutive business days during the First Compliance Period.

As of June 20, 2022, we had not regained compliance with the Bid Price Requirement. As a result, we notified Nasdaq and applied for an extension of the compliance period, as permitted under the deficiency letter. In the application, we indicated that the Company met the continued listing requirement for market value of publicly-held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum closing bid price requirement, and provided written notice of our intention to cure the deficiency during the second compliance period of an additional 180 days by effecting a reverse stock split, if necessary. On June 27, 2022, we received a notification from Nasdaq that the date to achieve compliance has been extended an additional 180 days until December 19, 2022 (the “Second Compliance Period”).

Failure to approve the Reverse Split may potentially have serious, adverse effects on us and our stockholders. Our Common Stock could be delisted from Nasdaq if our Common Stock continues to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the Bid Price Requirement. If our Common Stock is delisted from Nasdaq, our Common Stock could then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets, which are generally considered to be less efficient markets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading, and may be avoided by retail and institutional investors, resulting in the impaired liquidity and increased transaction costs of trading in shares of our common stock.

The Reverse Split, if effected, would have the immediate effect of increasing the price of our Common Stock as reported on Nasdaq, therefore allowing us to maintain compliance with Nasdaq Listing Rule 5550(a)(2).

Our Board strongly believes that the Reverse Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board has proposed the Charter Amendment for approval by our stockholders at the Annual Meeting to permit the Board to effect the Reverse Split if the Board determines it is advisable prior to the one-year anniversary date of the Annual Meeting.

Other Effects.

The Board also believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Split could improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our common stock. The Reverse Split, if effected, could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our common stock. The Reverse Split could help increase analyst and broker’s interest in common stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Having an increased number of authorized but unissued shares of Common Stock available would provide additional flexibility regarding the potential use of shares of Common Stock for business and financial purposes in the future and allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of Common Stock or securities that are convertible into common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, licensing transactions and other business combinations or acquisitions of new product candidates or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of Common Stock or securities that are convertible into Common Stock for other outstanding securities; (v) providing equity incentives pursuant to our 2021 Plan, or another plan we may adopt in the future, to attract and retain employees, officers or directors; and (vi) other general corporate purposes. We intend to use the additional shares of Common Stock that will be available to undertake any such issuances described above. Because it is anticipated that our directors and executive officers will be granted additional equity awards under our 2021 Plan, or another plan we adopt in the future, they may be deemed to have an indirect interest in the Charter Amendment, because absent the Charter Amendment, we may not have sufficient authorized shares to grant such awards.

An increase in authorized shares of our Common Stock available for issuance would not have any immediate effect on the rights of existing stockholders. However, because the holders of our Common Stock do not have any preemptive rights, future issuance of shares of Common Stock or securities exercisable for or convertible into shares of Common Stock could have a dilutive effect on our earnings per share, book value per share, voting rights of stockholders and could have a negative effect on the price of our common stock.

Disadvantages to an increase in the number of authorized shares of Common Stock may include:

●	Stockholders may experience further dilution of their ownership;
●

Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power, and other interests of our existing stockholders;

●

The additional shares of Common Stock that would become available for issuance due to this proposal would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding; and

●

The issuance of authorized but unissued shares of Common Stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding, or agreement, either oral or written, regarding the issuance of Common Stock subsequent to this proposed Reverse Split at this time, and we have not allocated any specific portion of the proposed effective increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of Common Stock and warrants, and we may continue to require additional capital in the future to fund our operations. As a result, it is foreseeable that we may seek to issue such additional shares of Common Stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of us and our stockholders.

Risks of the Proposed Reverse Split

We cannot assure you that the proposed Reverse Split will increase the price of our Common Stock and have the desired effect of maintaining compliance with Nasdaq.

If the Reverse Split is implemented, our Board expects that it will increase the market price of our Common Stock so that we are able to maintain compliance with the Nasdaq minimum bid price requirement. However, the effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Split will accomplish this objective for any meaningful period of time, or at all. It is possible that (i) the per share price of our Common Stock after the Reverse Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Split, (ii) the market price per post-Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if the Reverse Split is implemented, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Split. In any case, the market price of our Common Stock will be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success. Even if the market price per post-Reverse Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

The proposed Reverse Split may decrease the liquidity of our common stock.

The Board believes that the Reverse Split will result in an increase in the market price of our common stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Split.

The Reverse Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

If the Reverse Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Split may be required to pay higher transaction costs if they sell their common stock.

The Reverse Split may lead to a decrease in our overall market capitalization.

The Reverse Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Split.

Determination of the Ratio for the Reverse Split

If Proposal 3 is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-five (1:5) or exceed a ratio of one-for-thirty (1:30). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including, among other things:

●	our ability to maintain the listing of our Common Stock on The Nasdaq Capital Market;
●	the per share price of our Common Stock immediately prior to the Reverse Split;
●	the expected stability of the per share price of our Common Stock following the Reverse Split;
●	the likelihood that the Reverse Split will result in increased marketability and liquidity of our common stock;
●	prevailing market conditions;
●	general economic conditions in our industry; and
●	our market capitalization before and after the Reverse Split.

The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of Common Stock issued and outstanding as of _____, after completion of the Reverse Split, we will have between _____ and _____ shares of Common Stock issued and outstanding, depending on the Approved Split Ratio selected by the Board.

Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split.

The following table contains approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a 1:5 to 1:30 Reverse Split, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of _____.

After Each Reverse Split Ratio

	Current	1:5	1:15	1:30
Common Stock Authorized (1)	250,000,000	250,000,000	250,000,000	250,000,000
Common Stock Issued and Outstanding
Number of Shares of Common Stock Reserved for Issuance (2)
Number of Shares of Common Stock Authorized but Unissued and Unreserved
Price per Share, based on the closing price of our Common Stock on _____

1.	The Reverse Split will not have any impact in the number of shares of Common Stock we are authorized to issue under our Charter.
2.

Includes (i) warrants to purchase an aggregate of _____ shares of Common Stock with a weighted average exercise price of _____ per share, (ii) options to purchase an aggregate of _____ shares of Common Stock with a weighted average exercise price of _____ per share, (iii) _____ shares of Common Stock underlying unvested restricted stock units and (iv) _____ shares of Common Stock reserved for future issuance under the 2021 Plan.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on Nasdaq under the symbol “ASTC,” assuming that we are able to regain compliance with the minimum bid price requirement, although we expect that Nasdaq will add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price, and the number of shares issuable upon the vesting, exercise, or conversion of the following outstanding derivative securities issued by us, in accordance with the Approved Split Ratio (all figures are as of _____ and are on a pre-Reverse Split basis), including:

●	_____ shares of Common Stock issuable upon the exercise of options outstanding as of _____, with a weighted average exercise price of _____ per share;
●	_____ shares of Common Stock underlying unvested restricted stock units outstanding as of _____;
●	_____ shares of Common Stock issuable upon the exercise of warrants outstanding as of _____, with a weighted average exercise price of _____ per share.

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Stock Option Plans

As of  _____, we had _____ shares of Common Stock underlying unvested restricted stock units, _____ shares of Common Stock underlying options, as well as _____ shares of Common Stock available for issuance under the 2021 Plan. Pursuant to the terms of the 2021 Plan, the Board, or a designated committee thereof, as applicable, will adjust the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the 2021 Plan to equitably reflect the effects of the Reverse Split. The number of shares subject to vesting under restricted stock awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future grant under the 2021 Plan will be similarly adjusted.

Effect on Series D Preferred Stock

As of _____, we had _____ shares of Series D convertible preferred stock, par value $0.001 per share (the “Series D Preferred Stock”), issued and outstanding. If the Reverse Split is effected, the terms of the Series D Preferred Stock include an adjustment provision such that the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.

Effective Date

If approved by the holders of our outstanding voting securities and pursued by the Board, the proposed Reverse Split would become effective on the date of filing of the Charter Amendment with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the Approved Split Ratio set forth in this Proposal 3. If the proposed Charter Amendment is not approved by our stockholders, the Reverse Split will not occur.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the Nasdaq during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend, or other rights with respect to such fractional interest except to receive payment as described above.

Upon stockholder approval of this Proposal 3, if the Board elects to implement the proposed Reverse Split, stockholders owning fractional shares will be paid out in cash for such fractional shares. For example, assuming the Board elected to consummate an Approved Split Ratio of 1:5, if a stockholder held six shares of Common Stock immediately prior to the Reverse Split, then such stockholder would be paid in cash for the one share of Common Stock but will maintain ownership of the remaining share of common stock.

Effect on “Book-Entry” Holders of Common Stock

If the Reverse Split is authorized by our stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Split along with payment in lieu of any fractional shares. Stockholders holding Common Stock in “street name” through a bank, broker, or other nominee should note that such banks, brokers, or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker, or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Exchange of Stock Certificates

If the Reverse Split is authorized by the stockholders and our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Split shares in exchange for post-Reverse Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Split selected by the Board. No new post-Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

In connection with the Reverse Split, the CUSIP number for the Common Stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal 3, and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. This discussion only addresses stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.

In general, the federal income tax consequences of a Reverse Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of common stock. We believe that because the Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Split should have the following federal income tax effects. The Reverse Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the proposed Reverse Split.

A stockholder of our Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Split. A stockholder of our Common Stock will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service. Stockholders of our Common Stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Vote Required for Approval of this Proposal

In accordance with our Charter and Delaware law, approval and adoption of this Proposal 3 requires the affirmative vote of at least a majority of our issued and outstanding shares of Common Stock entitled to vote thereon. Abstentions, if any, will have the same practical effect as a vote against this proposal.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE CHARTER TO EFFECT THE REVERSE SPLIT.

PROPOSAL NO. 4 - APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO ADOPT PROPOSAL 3

If at the Annual Meeting the number of votes represented by shares of the Common Stock present or represented and voting in favor of Proposal 3 is insufficient to approve the proposal, our management may move to adjourn the Annual Meeting in order to enable our Board to continue to solicit additional proxies in favor of Proposal 3.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited to vote in favor of adjourning, postponing or continuing the Annual Meeting and any later adjournments. If our stockholders approve the adjournment, postponement or continuation proposal, we could adjourn, postpone or continue the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposal 3, including the solicitation of proxies from stockholders that have previously voted against the proposals. Among other things, approval of the adjournment, postponement or continuation proposal could mean that, even if proxies representing a sufficient number of votes against Proposal 3 have been received, we could adjourn, postpone or continue the Annual Meeting without a vote on Proposal 3 and seek to convince the holders of those shares to change their votes to votes in favor of the approval of Proposal 3.

Vote Required for Approval of this Proposal

The approval of the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 3 requires the affirmative vote of a majority of the total number of votes cast at the Annual Meeting by the holders of shares of our Common Stock. As a result, abstentions, if any, will not affect the outcome of the vote on this proposal.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO ADOPT PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE

The Board has established an Audit Committee of independent directors which operates under a written charter adopted by the Board. The charter was amended and restated in July 2015. Astrotech’s management is responsible for establishing a system of internal controls and for preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. Astrotech’s independent auditors are responsible for auditing the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing their report based on that audit. Under the Audit Committee’s charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors. The Audit Committee is also directly responsible for selecting and evaluating the independent auditors, reviewing, with the independent auditors, the plans and scope of the audit engagement, and reviewing with the independent auditors their objectivity and independence.

Most members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and Astrotech’s independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States, or that Astrotech’s independent auditors are in fact “independent” for fiscal year 2022. The Board has determined that for fiscal year 2022, Tom Wilkinson, Daniel T. Russler, Jr., and Jim Becker were audit committee financial experts and such persons are independent as defined under the federal securities laws.

In connection with the preparation of the audited financial statements included in Astrotech’s annual report on Form 10-K for the year ended June 30, 2022:

•	The Audit Committee reviewed and discussed the audited financial statements with the independent auditors and management.
•

The Audit Committee discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard AS 1301, Communications with Audit Committees. In general, this auditing standard requires the auditors to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments, disagreements with management, and the auditors’ judgment about the quality of the Company’s accounting principles.

•

The Audit Committee received from the independent auditors written disclosures and the letter regarding their independence required by PCAOB Rule 3526, and discussed with the auditors their independence. In general, PCAOB Rule 3526 requires the auditors to disclose to the Audit Committee any relationship between the auditors and its related entities and Astrotech that in the auditors’ professional judgment may reasonably be thought to bear on independence. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to Astrotech was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended June 30, 2022 be included in Astrotech’s annual report on Form 10-K filed with the SEC.

This report is submitted by the Audit Committee of the Board.

The members of the Audit Committee are:

Tom Wilkinson (Chairman)
Daniel T. Russler, Jr.

Jim Becker

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

ADDITIONAL INFORMATION

Proxy Solicitation Expense

The Company will bear all expenses of the solicitation, including the cost of preparing and mailing the proxy materials. In addition to solicitation by mail, officers and employees of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. For the Annual Meeting, the Company will engage Morrow Sodali LLC (“Morrow”) to assist us with the solicitation of proxies and related services for a fee of approximately $15,000, plus reasonable out-of-pocket expenses. In addition, we have retained Morrow to request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting.

Deadline for Submission of Stockholder Proposals for Next Year’s Annual Meeting

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting must submit the proposal to us at our corporate headquarters no later than ______, 2023, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Stockholders who intend to present a proposal at our 2023 Annual Meeting without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices on or after July 18, 2023 but no later than August 17, 2023.

In addition to satisfying the foregoing advance notice requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than September 16, 2023, which is 60 calendar days prior to the anniversary date of the Annual Meeting. However, if the date of the 2023 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Discretionary Voting of Proxies on Other Matters

The Board for the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the Annual Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Householding of Proxy Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. In addition to furnishing proxy materials electronically, we take advantage of the “householding” rules to reduce the delivery cost of materials. If you are receiving these proxy materials by mail, this means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. However, stockholders who are receiving these proxy materials by mail and participate in householding will continue to receive separate proxy cards. The Company will promptly deliver a separate copy of proxy materials to you if you call or write us at the following address and telephone number: 2105 Donley Drive, Suite 100, Austin, Texas 78758, Attention: Secretary; telephone: (512) 485-9530. If you would prefer to receive separate copies of the Company’s annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

OTHER MATTERS

We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. In the event that other matters do properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matters.

The Form 10-K, including the Company’s audited financial statements for the year ended June 30, 2022, is being distributed to all stockholders of record as of the record date.

By Order of the Board of Directors,
/s/ Jaime Hinojosa
Jaime Hinojosa Chief Financial Officer, Treasurer and Secretary Austin, Texas

APPENDIX A

Form of Reverse Stock Split Charter Amendment

THIRD CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
ASTROTECH CORPORATION

Astrotech Corporation (the “Corporation”), a corporation duly organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify that:

1.

The Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to effect a reverse stock split at a ratio of 1-for- ___, (ii) declaring such amendment to be advisable and in the best interest of the Corporation, and (iii) calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

2.	Upon this Certificate of Amendment becoming effective, Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended by adding a new paragraph (d) as follows:

“(d). Effective at 4:05 p.m., Eastern Time, on ___, 2022 (the “2022 Split Effective Time”), every ___ (___) shares of common stock issued and outstanding or held by the Corporation as treasury shares as of the 2022 Split Effective Time shall automatically, and without action on the part of the stockholders, convert and combine into one (1) validly issued, fully paid and non-assessable share of common stock, without effecting a change to the par value per share of common stock (the “2022 Reverse Split”). In the case of a holder of shares not evenly divisible by ___ (___), in lieu of a fractional share of common stock, such holder shall be entitled to receive a cash payment (without interest) equal to such fraction multiplied by the average of the closing sales prices of the Corporation’s common stock on the Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the 2022 Split Effective Time (with such average closing sales prices being adjusted to give effect to the 2022 Reverse Stock Split). As of the 2022 Split Effective Time and thereafter, a certificate(s) representing shares of common stock prior to the 2022 Reverse Split is deemed to represent the number of post-2022 Reverse Split shares into which the pre-2022 Reverse Split shares were converted.”

3.	This Certificate of Amendment has been duly approved by the Board of Directors of the Corporation in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.

4.

This Certificate of Amendment has been duly approved by the holders of the requisite number of shares of capital stock of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware and the applicable provisions of the Certificate of Incorporation.

5.	This Certificate of Amendment shall become effective at 4:05 p.m., Eastern Time, on ___, 2022.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this ___ day of ___, 2022.

ASTROTECH CORPORATION

By:
Name: Jaime Hinojosa
Title: Chief Financial Officer

**Annual Meeting of Astrotech Corporation**
**to be held on Tuesday, November 15, 2022**
**for Holders as of ______, 2022**

**This proxy is being solicited on behalf of the Board of Directors**

**P R O X Y**

The undersigned hereby appoints Thomas B. Pickens III and Jaime Hinojosa as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of Astrotech Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

**THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.**

**(Continued and to be signed on the reverse side)**

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

**ANNUAL MEETING OF ASTROTECH CORPORATION**

**Date:** November 15, 2022
**Time:** 9:00 A.M. (Central Time)
**Place:** 2105 Donley Drive, Ste. 100, Austin, Texas 78758

**NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:**
**THE NOTICE OF MEETING, ANNUAL REPORT, PROXY STATEMENT AND PROXY CARD ARE AVAILABLE AT: WWW.ASTROTECHCORP.COM/PROXY-STATEMENTS**

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

Board of Directors recommends a vote **FOR** the election of all director nominees and **FOR** proposals 2, 3 and 4.

1: Election of Directors

01 Thomas B. Pickens III
02 Daniel T. Russler, Jr.
03 Tom Wilkinson
04 Jim Becker

| VOTE FOR ALL NOMINEES | WITHHOLD VOTE FROM ALL NOMINEES | FOR ALL EXCEPT (See instructions below) |
|---|---|---|
| ☐ | ☐ | ☐ |

**INSTRUCTIONS:** To withhold authority to vote for any nominee, mark the "Exception" box and write the number(s) in the space provided below.

______________________________

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2: Ratify Armanino LLP as the independent auditor. | ☐ | ☐ | ☐ |
| 3: Approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock. | ☐ | ☐ | ☐ |
| 4. Approve the adjournment of the Annual Meeting to a later date or dates, if necessary, or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal 3. | ☐ | ☐ | ☐ |

☐ **To attend the meeting and vote your shares in person, please mark this box.**

**Authorized Signatures - This section must be completed for your vote to be counted.**

Date: ______________________________, 2022

______________________________
Please Sign Here

______________________________
Please Sign Here

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

## VOTE BY INTERNET OR TELEPHONE

**QUICK ★ ★ ★ EASY ★ ★ ★ IMMEDIATE**

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card by mail. Vote by internet or telephone until 11:59 PM EST the day before the meeting.

**VOTE BY INTERNET:** The web address is www.proxyvoting.com/ASTC. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

**VOTE BY PHONE:** You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

**Call ★ ★ Toll Free ★ ★ On a Touch-Tone Telephone**
**1-888-457-2959**
**There is NO CHARGE to you for this call**

**OPTION A:** You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

**OPTION B:** If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

***THANK YOU FOR VOTING.***

**CONTROL NUMBER**
**for Telephone/Internet Voting**